Exhibit 99.1

Blueprint Medicines Reports First Quarter 2022 Results

-- Achieved $23.8 million in AYVAKIT® (avapritinib) net product revenues, and $62.7 million in total revenues --

-- AYVAKYT® (avapritinib) launch in Germany underway following European Commission approval for advanced SM on March 25 –

-- First patients dosed in BLU-701, BLU-451, and BLU-222 clinical trials; trial cohort initiated for BLU-945 in combination with osimertinib –

-- On track to report topline data for registration-enabling PIONEER trial of AYVAKIT in non-advanced SM in late summer 2022 --

CAMBRIDGE, Mass., May 3, 2022 – Blueprint Medicines Corporation (NASDAQ: BPMC) today reported financial results and provided a business update for the first quarter ended March 31, 2022.

“The first quarter was marked by a number of important milestones across our business. We have strong momentum in our commercial execution, our pipeline is advancing rapidly, and we continue to build on our scientific leadership,” said Kate Haviland, Chief Executive Officer of Blueprint Medicines. “Our ongoing global launch of AYVAKIT®/AYVAKYT® (avapritinib) in the U.S. and now also in Europe is establishing a new standard of care for the treatment of advanced SM, targeting the underlying cause of the disease. We are on track to have topline data from our registration-enabling PIONEER trial in late summer, further expanding our leadership in SM as we potentially bring the first and only medicine to patients with the non-advanced form of the disease. In addition, we continue to progress our pipeline of innovative investigational medicines in difficult-to-treat and prevalent cancers such as non-small cell lung cancer and breast cancer. At the American Association for Cancer Research (AACR) Annual Meeting, we presented five abstracts highlighting data across four programs within our EGFR and CDK2 franchises, while earlier in the quarter we announced a targeted protein degradation discovery collaboration with Proteovant Therapeutics. The strength this past quarter demonstrates that we are well on our way of delivering on our 2022 goals while also building the foundation to drive further value for the years ahead.”

First Quarter 2022 Highlights and Recent Progress

AYVAKIT®/AYVAKYT® (avapritinib): advanced systemic mastocytosis (SM) and PDGFRA gastrointestinal stromal tumor (GIST)

•	Recorded global net product revenues of $23.8 million for the first quarter of 2022.
•	Received European Commission approval for AYVAKYT for the treatment of adult patients with advanced SM, including aggressive SM, SM with an associated hematological neoplasm, or mast cell leukemia, after at least one systemic therapy, and treated the first commercial patients in Germany. Read the press release here.

GAVRETO® (pralsetinib): RET-altered cancers

•	As previously recorded and reported by Roche, GAVRETO product sales for their region were 5 million CHF, which excludes sales in the Greater China territory driven by CStone Pharmaceuticals.

BLU-945, BLU-701 and BLU-451 (formerly LNG-451): EGFR-driven NSCLC

•	Reported proof-of-concept data at AACR from the Phase 1/2 SYMPHONY clinical trial of BLU-945, showing early evidence of safety and clinical activity, with dose-dependent decreases in circulating tumor DNA (EGFR variant allele fractions) and radiographic tumor reductions, including an unconfirmed partial response (PR) in a patient treated with 400 mg once daily (QD). BLU-945 was generally well-tolerated, with no significant adverse events (AEs) associated with wild-type EGFR inhibition. The maximum tolerated dose and recommended Phase 2 dose have not yet been identified, and dose escalation is continuing. These results support plans to expand the development of BLU-945 in combination with multiple agents, including osimertinib, with the goal of preventing or treating tumor resistance to prolong patient benefit. Read the press release here.

•	Entered into a clinical trial supply agreement with AstraZeneca (LSE/STO/Nasdaq:AZN), under which Blueprint Medicines will evaluate BLU-945 and BLU-701 in combination with osimertinib in the ongoing SYMPHONY and HARMONY trials, respectively.
•	Also at AACR, reported preclinical data supporting the development of BLU-451 in EGFR exon 20 insertion-positive NSCLC.
•	Initiated patient dosing in the CONCERTO trial, a Phase 1/2 trial of BLU-451 in patients with EGFR-driven NSCLC harboring exon 20 insertion mutations.

BLU-222: breast, ovarian, and other CDK2-vulnerable cancers, including CCNE1-amplified tumors

•	Reported preclinical data in a CCNE1-amplified ovarian tumor model at AACR supporting the development of BLU-222 in CDK2-vulnerable cancers.
•	Initiated the VELA trial, a Phase 1/2 trial of BLU-222 in CDK2-vulnerable cancers, including estrogen-receptor-positive breast cancer and a range of other CCNE1-amplified tumors, and dosed the first patient in Part 1 dose escalation.

Corporate

•      Announced strategic collaboration with Proteovant Therapeutics to advance novel targeted protein degrader therapies to address important areas of medical need. Under the terms of the collaboration, the companies will jointly research important targets and advance up to four novel protein degrader therapies into development candidates. Read the press release here.

•	Recognized a $30 million milestone payment from Clementia related to the initiation of a Phase 2 trial of BLU-782, which is now called IPN60130, our out-licensed ALK2 inhibitor in development for the rare bone disease fibrodysplasia ossificans progressiva.

Key Upcoming Milestones

The company plans to achieve the following near-term milestones:

•	Report topline data from the registration-enabling Part 2 of the PIONEER trial of AYVAKIT in non-advanced SM in late summer 2022 and submit a supplemental new drug application to the U.S. Food and Drug Administration for AYVAKIT in non-advanced SM in the second half of 2022.
•	Present initial data from the dose escalation cohort of the Phase 1/2 SYMPHONY trial evaluating BLU-945 in combination with osimertinib in the second half of 2022.
•	Present initial clinical data from the Phase 1/2 HARMONY trial of BLU-701 in the second half of 2022.
•	Present initial data from Part 1 of the HARBOR trial of BLU-263 in non-advanced SM in the second half of 2022.
•	Share the company's research and portfolio vision, including scientific platform expansion plans, at an R&D Day in the second half of 2022.

First Quarter 2022 Results

•	Revenues: Revenues were $62.7 million for the first quarter of 2022, including $23.8 million of net product revenues from sales of AYVAKIT/AYVAKYT and $38.9 million in collaboration revenues. Blueprint Medicines recorded revenues of $21.6 million in the first quarter of 2021, including $7.1 million of net product revenues from sales of AYVAKIT/AYVAKIT, $1.8 million of net product revenues from sales of GAVRETO and $12.6 million in collaboration revenues.
•	Cost of Sales: Cost of sales was $5.1 million for the first quarter of 2022, as compared to $0.1 million for the first quarter of 2021.
•	R&D Expenses: Research and development expenses were $103.1 million for the first quarter of 2022, as compared to $79.7 million for the first quarter of 2021. This increase was primarily due to increased costs associated with the progression of our clinical trials, increased costs related to early discovery efforts, and a decrease in reimbursement from the global development cost sharing arrangement under our collaboration with Roche for GAVRETO. Research and development expenses included $10.0 million in stock-based compensation expenses for the first quarter of 2022.
•	SG&A Expenses: Selling, general and administrative expenses were $57.1 million for the first quarter of 2022, as compared to $42.0 million for the first quarter of 2021. This increase was primarily due to increased costs associated with expanding our commercial infrastructure for commercialization of AYVAKIT/AYVAKYT. General and administrative expenses included $13.4 million in stock-based compensation expenses for the first quarter of 2022.
•	Net Loss: Net loss was $106.0 million for the first quarter of 2022, or a net loss per share of $1.79, as compared to a net loss of $99.7 million for the first quarter of 2021, or a net loss per share of $1.72.
•	Cash Position: As of March 31, 2022, cash, cash equivalents and investments were $893.4 million, as compared to $1,034.6 million as of December 31, 2021.

Financial Guidance

Blueprint Medicines continues to anticipate approximately $180 to $200 million in total net revenues in 2022, including approximately $115 to $130 million in AYVAKIT net product revenues. The company continues to expect that its existing cash, cash equivalents and investments, together with anticipated future product revenues, will provide sufficient capital to enable the company to achieve a self-sustainable financial profile.

Conference Call Information

Blueprint Medicines will host a live conference call and webcast at 8:30 a.m. ET today to discuss first quarter 2022 financial results and recent business activities. The conference call may be accessed by dialing 844-200-6205 (domestic) or 929-526-1599 (international), and referring to conference ID 694684. A webcast of the call will also be available under "Events and Presentations" in the Investors & Media section of the Blueprint Medicines website at http://ir.blueprintmedicines.com/. The archived webcast will be available on Blueprint Medicines' website approximately two hours after the conference call and will be available for 30 days following the call.

Upcoming Investor Conferences

Blueprint Medicines will participate in three upcoming investor conferences:

•	Jefferies Healthcare Conference on Tuesday, June 9, 2022 in New York, NY.
•	JMP Securities 2022 Life Sciences Conference on Thursday, June 16, 2022 in New York, NY.
•	Goldman Sachs 43rd Annual Global Healthcare Conference on Thursday, June 16, 2022 in Rancho Palos Verdes, CA.

A live webcast of each presentation will be available by visiting the Investors & Media section of Blueprint Medicines' website at http://ir.blueprintmedicines.com. A replay of the webcasts will be archived on Blueprint Medicines' website for 30 days following each presentation.

About Blueprint Medicines

Blueprint Medicines is a global precision therapy company that invents life-changing therapies for people with cancer and blood disorders. Applying an approach that is both precise and agile, we create medicines that selectively target genetic drivers, with the goal of staying one step ahead across stages of disease. Since 2011, we have leveraged our research platform, including expertise in molecular targeting and world-class drug design capabilities, to rapidly and reproducibly translate science into a broad pipeline of precision therapies. Today, we are delivering approved medicines directly to patients in the United States and Europe, and we are globally advancing multiple programs for systemic mastocytosis, lung cancer and other genomically defined cancers, and cancer immunotherapy. For more information, visit www.BlueprintMedicines.com and follow us on Twitter (@BlueprintMeds) and LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding plans, strategies, timelines and expectations for Blueprint Medicines' current or future approved drugs and drug candidates, including timelines for marketing applications and approvals, the initiation of clinical trials and trial cohorts, or the results of ongoing and planned clinical trials; expectations regarding the standard of care for the treatment of advanced SM; Blueprint Medicines’ plans, strategies and timelines to nominate development candidates; the anticipated benefits of the preclinical profiles of Blueprint Medicines’ drug candidates; plans and timelines for additional marketing applications for avapritinib and pralsetinib and, if approved, commercializing avapritinib and pralsetinib in additional geographies or for additional indications; the potential benefits of any of Blueprint Medicines' current or future approved drugs or drug candidates in treating patients; the potential benefits of Blueprint Medicines' collaborations; and Blueprint Medicines' financial performance, strategy, goals and anticipated milestones, business plans and focus. The words “aim,” “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks and uncertainties related to the impact of the COVID-19 pandemic to Blueprint Medicines’ business, operations, strategy, goals and anticipated milestones, including Blueprint Medicines’ ongoing and planned research and discovery activities, ability to conduct ongoing and planned clinical trials, clinical supply of current or future drug candidates, commercial supply of current or future approved products, and launching, marketing and selling current or future approved products; Blueprint Medicines’ ability and plans in continuing to establish and expand a commercial infrastructure, and successfully launching, marketing and selling current or future approved products; Blueprint Medicines’ ability to successfully expand the approved indications for AYVAKIT/AYVAKYT and GAVRETO or obtain marketing approval for AYVAKIT/AYVAKYT in additional geographies in the future; the delay of any current or planned clinical trials or the development of Blueprint Medicines’ current or future drug candidates; Blueprint Medicines’ advancement of multiple early-stage efforts; Blueprint Medicines’ ability to successfully demonstrate the safety and efficacy of its drug candidates and gain approval of its drug candidates on a timely basis, if at all; the preclinical and clinical results for Blueprint Medicines’ drug candidates, which may not support further development of such drug candidates either as monotherapies or in combination with other agents or may impact the anticipated timing of data or regulatory submissions; the timing of the initiation of clinical trials and trial cohorts at clinical trial sites and patient enrollment rates; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials; Blueprint Medicines’ ability to obtain, maintain and enforce patent and other intellectual property protection for AYVAKIT/AYVAKYT, GAVRETO or any drug candidates it is developing; Blueprint Medicines’ ability to develop and commercialize companion diagnostic tests for AYVAKIT/AYVAKYT, GAVRETO or any of its current and future drug candidates; Blueprint Medicines' ability to successfully expand its operations, research platform and portfolio of therapeutic candidates, and the timing and costs thereof; Blueprint Medicines' ability to realize the anticipated benefits of its executive leadership transition plan; and the success of Blueprint Medicines’ current and future collaborations, partnerships or licensing arrangements. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Blueprint Medicines’ filings with the Securities and Exchange Commission (SEC), including Blueprint Medicines’ most recent Annual Report on Form 10-K, as supplemented by its most recent Quarterly Report on Form 10-Q and any other filings that Blueprint Medicines has made or may make with the SEC in the future. Any forward-looking statements contained in this press release represent Blueprint Medicines’ views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, Blueprint Medicines explicitly disclaims any obligation to update any forward-looking statements.

Trademarks

Blueprint Medicines, AYVAKIT, AYVAKYT, GAVRETO and associated logos are trademarks of Blueprint Medicines Corporation.

Blueprint Medicines Corporation

Selected Condensed Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	March 31,	December 31,
	2022	2021
Cash, cash equivalents and marketable securities	$893,351	$1,034,643
Working capital (1)	550,219	404,260
Total assets	1,143,307	1,252,225
Deferred revenue	23,325	36,576
Total liabilities	261,641	281,490
Total stockholders’ equity	881,666	970,735

(1)    Blueprint Medicines defines working capital as current assets less current liabilities.

Blueprint Medicines Corporation

Condensed Consolidated Statements of Operations Data

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2022	2021
Revenues:
Product revenue, net	$23,841	$8,955
Collaboration revenue	38,890	12,621
Total revenues	$62,731	$21,576
Cost and operating expenses:
Cost of sales	5,079	102
Collaboration loss sharing	3,265	—
Research and development	103,133	79,710
Selling, general and administrative	57,058	42,002
Total cost and operating expenses	$168,535	$121,814
Other income (expense):
Interest income, net	442	738
Other expense, net	(453)	(214)
Total other income (expense)	$(11)	$524
Loss before income taxes	$(105,815)	$(99,714)
Income tax expense	184	—
Net loss	$(105,999)	$(99,714)
Net loss per share applicable to common stockholders — basic and diluted	$(1.79)	$(1.72)
Weighted-average number of common shares used in net loss per share applicable to common stockholders — basic and diluted	59,312	58,023

Media Contact

Sarah Mena Guerrero

617-714-6684

media@blueprintmedicines.com

Investor Contact

Kristin Hodous

617-714-6674

ir@blueprintmedicines.com